Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-80917, 333-05445, 333-49160, 333-70880, 333-100546, 333-101354 and 333-106174) and Form S-8 (Nos. 333-23933, 333-65894, 333-91337 and 333-97965) of Authentidate Holding Corp. of our report dated September 5, 2003, except for Note 22, as to which the dates are September 12, 2003 and September 22, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Albany, New York
September 29, 2003